                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            MICROPOLIS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                            MICROPOLIS CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the contrary pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________
- --------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:_________________________________________________

    (2) Form, Schedule or Registration Statement No.:___________________________

    (3) Filing Party:___________________________________________________________

    (4) Date Filed:_____________________________________________________________

Notes:

                                                    Micropolis Corporation
                                                    21211 Nordhoff Street
                                                    Chatsworth, CA 91311
                                                    (818) 709-3300

                                                    Stuart P. Mabon
                                                    Chairman of the Board
                                                    and President

  Dear Stockholder:

    It is our pleasure to invite you to your Company's Annual Meeting of Stockholders on April 27, 1994. The meeting will be held at the Company's headquarters in Chatsworth, California and will begin at 10:00 a.m. In the following pages you will find information about the meeting plus a Proxy Statement.

    During the business session, I will review Micropolis' past year and discuss its prospects for the future. Our Stockholders will also have the opportunity to discuss their Company with the directors and officers of Micropolis.

    If you cannot be with us in person, please be sure to vote your shares by proxy. Just mark, sign and date the enclosed proxy card and return it in the postage-paid envelope. Your prompt return of the card will help your Company avoid additional solicitation costs. In person or by proxy, your vote is important.

    I hope you can join us at the Annual Meeting.

                                          Sincerely,

                                          /s/ STUART P. MABON

                                          Stuart P. Mabon

  March 30, 1994

                             MICROPOLIS CORPORATION
                             21211 NORDHOFF STREET
                          CHATSWORTH, CALIFORNIA 91311

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 27, 1994

To Our Stockholders:

  The Annual Meeting of the Stockholders of Micropolis Corporation, a Delaware corporation (the "Company"), will be held at Micropolis Corporation, 21329 Nordhoff Street, Chatsworth, California, on Wednesday, April 27, 1994 at 10:00 a.m., local time, for the following purposes:

  1. To elect four directors to serve during the ensuing year and until their successors are elected and have qualified;

  2. To consider and vote upon an amendment to the Micropolis Corporation Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 600,000 to 1,400,000;

  3. To consider and vote upon approval of the grant of additional options to three directors of the Company in April 1993 under the Stock Option Plan for Directors of Micropolis Corporation;

  4. To consider and vote upon an amendment to the Stock Option Plan for Directors of Micropolis Corporation to increase the number of shares of Common Stock authorized for issuance thereunder from 200,000 to 300,000 and provide for the automatic granting of future options under the Directors Plan;

  5. To consider and vote upon an amendment to the Stock Option Plan for Executive and Key Employees of Micropolis Corporation to increase the number of shares of Common Stock authorized for issuance thereunder from 2,000,000 to 2,400,000, and to make directors who are employees of the Company eligible to receive options under this plan; and

  6. To transact such other business as may properly come before the meeting and any adjournments thereof.

  The Board of Directors intends to present for election as directors the nominees named in the accompanying proxy statement, whose names are incorporated herein by reference.

  In accordance with the By-Laws of the Company, the Board of Directors has fixed the close of business on Friday, March 18, 1994 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.

  All stockholders are cordially invited to attend the Annual Meeting.

                                           By Order of the Board of Directors

                                                   Ericson M. Dunstan
                                                       Secretary

Chatsworth, California
March 30, 1994

- -------------------------------------------------------------------------------
 In order to ensure your representation at the Annual Meeting, if you cannot be present, you are requested to sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you attend the Annual Meeting and wish to vote in person, your proxy will not be used.
- -------------------------------------------------------------------------------

                            MICROPOLIS CORPORATION
                             21211 NORDHOFF STREET
                         CHATSWORTH, CALIFORNIA 91311

                                PROXY STATEMENT

  This Proxy Statement is furnished to the stockholders by the Board of Directors of Micropolis Corporation, a Delaware corporation (the "Company"), for solicitation of proxies for use at the Annual Meeting of Stockholders to be held at Micropolis Corporation, 21329 Nordhoff Street, Chatsworth, California, on Wednesday, April 27, 1994 at 10:00 a.m., local time, and at any and all adjournments thereof. A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. No proxy will be used if the stockholder is personally present at the Annual Meeting and informs the Secretary in writing that he or she wishes to vote his or her shares in person. Expenses incident to the preparation and mailing of the notice of meeting, proxy statement and form of proxy are to be paid by the Company. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about April 4, 1994.

  The purpose of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. However, if any such other business shall properly come before the Annual Meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting under said proxies.

                        VOTING SHARES AND VOTING RIGHTS

  Stockholders of record at the close of business on March 18, 1994, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders. There were 14,921,135 shares of Common Stock of the Company outstanding on that date. Each share of the Common Stock is entitled to one vote. In voting for the election of directors, each share has one vote for each position filled. There is no cumulative voting, which means a simple majority of the shares voting may elect all of the directors to be elected. According to a
Schedule 13G sent to the Company on February 9, 1994, First Pacific Advisors, Inc. (11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064) owned 1,137,472 shares in the Company's Common Stock as of December 31, 1993, which constitutes approximately 7.6% of the total number of shares of Common Stock outstanding. According to a Schedule 13G sent to the Company on February 11, 1994, Brinson Holdings, Inc. (209 South La Salle, Chicago, Illinois 60604-
1295) owned indirectly through Brinson Partners, Inc., a wholly-owned subsidiary, and Brinson Trust Company, a wholly-owned subsidiary of Brinson Partners, Inc., 839,600 shares in the Company's Common Stock as of that date, which constitutes approximately 5.6% of the total number of shares of Common Stock outstanding.

  Under the Company's By-Laws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, under the Company's By-Laws and Delaware law, proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval and will not be counted as votes for or against that proposal.

  The beneficial ownership of the Company's Common Stock by each of the Company's directors, each of its five most highly-compensated officers and all executive officers and directors as a group is set forth below under "Security Ownership of Management."

                             ELECTION OF DIRECTORS

  The By-Laws of the Company presently provide for four directors. All four directors are to be elected at the 1994 Annual Meeting and will hold office until the 1995 Annual Meeting or until their successors are elected and have qualified. It is intended that the persons named in the enclosed proxy will, unless such authority is withheld, vote for the election of the four nominees proposed by the Board of Directors, all of whom are presently directors of the Company. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. The following table sets forth the names and ages of the nominees for election to the Board of Directors, the principal occupation or employment of each of such nominees during the past five years and at present, the name and principal business of the corporation or other organization, if any, in which such occupation or employment is or was carried on, directorships of other public companies held by such nominees, the present position of such nominees with the Company, and the period during which such nominees have served as directors of the Company. All of the nominees named below have consented to being named herein and to serve if elected.

                                                              PRESENT POSITION
                                      PRINCIPAL OCCUPATION    WITH THE COMPANY
                                      DURING PAST 5 YEARS;    AND PERIOD SERVED
    NAME AND AGE                      OTHER DIRECTORSHIPS        AS DIRECTOR
    ------------                      --------------------    -----------------
   Stuart P. Mabon, 56............. President and Chairman   President and
                                    of the Board of the      Chairman of the
                                    Company                  Board; Director
                                                             since 1976
   Ericson M. Dunstan, 61.......... Senior Vice President-   Senior Vice
                                    Corporate Engineering    President-Corporate
                                    since October 1985 and   Engineering and
                                    Secretary of the Company Secretary; Director
                                    since 1976               since 1976
   J. Burgess Jamieson, 63......... General Partner of Sigma Director since 1978
                                    Management II, L.P., the
                                    general partner of Sigma
                                    Partners II, L.P., a
                                    venture capital
                                    partnership since April
                                    1989; general partner of
                                    Sigma Management, the
                                    general partner of Sigma
                                    Partners, a venture
                                    capital investment
                                    partnership since
                                    December 1984. Director:
                                    FileNet Corporation and
                                    Super Mac Technology
   Theodore J. Smith, 64........... President and Chief      Director, May 1978-
                                    Executive Officer,       January 1981, and
                                    FileNet Corporation, a   since October 1981
                                    manufacturer of document
                                    image processing
                                    systems, since September
                                    1982

  During the 1993 fiscal year the Board of Directors of the Company held five meetings. Each director attended 100% of the total number of meetings of the Board and of committees of the Board on which he served held during the year, except Mr. Smith who was not present at two Board meetings and three committee meetings.

  The Board of Directors of the Company has the following standing committees: the Audit Committee and the Compensation Committee. Mr. Jamieson and Mr. Smith comprise the members of both committees. The functions of the Audit Committee are to aid the directors in fulfilling their responsibilities for financial reporting to the stockholders, to oversee the financial controls exercised by management, and to provide channels of communication between the Board of Directors, management and the Company's independent auditors. The functions of the Compensation Committee are to review and approve executive officer base salary and incentive compensation, stock plans, and other compensation matters and to administer the Company's stock option plan for executive officers and key employees. The Audit Committee and the Compensation Committee met two and five times, respectively, during 1993. The Company has no nominating committee.

  Each director who is not an officer of the Company was paid a retainer fee of $1,200 per quarter and an attendance fee of $1,200 per Board meeting attended through June 30, 1993 and a retainer fee of $3,000 per quarter, an attendance fee of $2,000 per Board meeting attended, and a daily attendance fee of $1,000 is paid for all committee meetings attended after June 30, 1993.

  In October 1987, the Board of Directors adopted the Stock Option Plan for Directors of Micropolis Corporation (the "Directors Plan") which was approved by the stockholders of the Company in April 1988. As of January 31, 1994, there were options outstanding to purchase an aggregate of 185,000 shares of Common Stock. Options are granted by the Board of Directors but are not effective unless and until the options are approved by the stockholders. Options under the Directors Plan have an exercise price equal to the fair market value of the shares covered by the option on the date of grant, have a term of five years and become exercisable in three equal annual installments commencing one year after the date of grant. On April 28, 1993, the Board granted (subject to stockholder approval) options to purchase 50,000, 20,000 and 20,000 shares of the Company's Common Stock at $6.625 per share, the market price of the Company's Common Stock on April 28, 1993, to Mr. Mabon, Mr. Jamieson and Mr. Smith. See "Approval of Grant of Options to Three Directors under the Directors Plan" on page 11.

                        SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information regarding ownership of the Company's Common Stock as of January 31, 1994 by nominees for Directors, by each of the named Executive Officers and by all Executive Officers and Directors as a group:

                                              AMOUNT AND NATURE OF      PERCENT
               NAME                       BENEFICIAL OWNERSHIP(1)(2)(3) OF CLASS
               ----                       ----------------------------- --------
   DIRECTORS
    Stuart P. Mabon.....................             320,000              2.1%
    Ericson M. Dunstan..................              74,250                *
    J. Burgess Jamieson.................             118,970                *
    Theodore J. Smith...................              27,334                *
   EXECUTIVE OFFICERS
    Taroon C. Kamdar....................              27,000                *
    Dale J. Bartos......................              24,400                *
    Chester Baffa.......................              21,373                *
    All Executive Officers and Directors
     as a Group (15 persons, including
     those named).......................             648,727              4.3%

- --------
 *Less than 1 %.
(1) Information with respect to beneficial ownership is based on information furnished to the Company by each person included in this table. Except as indicated in the notes to the table, each stockholder included in the table has sole voting and dispositive power with respect to the shares shown to be beneficially owned by the stockholder.
(2) All but two of the stockholders included in this table reside in California. California has community property laws under which the spouse of a stockholder in whose name securities are registered may be entitled to share in the management of their community property which may include the right to vote or dispose of the shares.
(3) Includes installments of options to purchase 50,000, 25,000, 23,334, 23,334, 27,000, 24,400, 9,000 and 216,868 shares of Common Stock held by
    Mr. Mabon, Dr. Dunstan, Mr. Jamieson, Mr. Smith, Mr. Kamdar, Mr. Bartos, Mr. Baffa and all executive officers and directors as a group, respectively, that were exercisable on, or within 60 days after, January 31, 1994.

                             EXECUTIVE COMPENSATION

CASH AND OTHER COMPENSATION

  The following table and accompanying notes show, for the Chief Executive Officer and the other four most highly-compensated executive officers of the Company for 1993, the compensation paid by the Company and its subsidiaries to such persons for services in all capacities during 1993 and, to the extent required by applicable rules, the preceding two fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                     ANNUAL COMPENSATION             COMPENSATION
                          ------------------------------------------ ------------
                                                        OTHER          OPTIONS
        NAME AND                                        ANNUAL         GRANTED        ALL OTHER
   PRINCIPAL POSITION     YEAR SALARY(1)  BONUS   COMPENSATION(2)(4)   (SHARES)   COMPENSATION(3)(4)
   ------------------     ---- --------- -------- ------------------ ------------ ------------------
Stuart P. Mabon, Presi-
 dent and                 1993 $311,244  $ 22,860       $  --           50,000         $   --
 Chairman of the Board    1992  293,108   127,940          --              --            4,364
                          1991  292,540    28,560          --              --              --
Taroon C. Kamdar, Presi-
 dent,                    1993  212,770    91,170        2,612             --              --
 Asia Pacific Division    1992  184,392   219,406        6,318          10,000           4,364
                          1991   24,235    20,000          --           50,000             --
Dale J. Bartos, Senior
 Vice President--         1993  198,411     9,525          --              --              --
 Finance and Chief Fi-
  nancial Officer         1992  188,432    71,644          --            7,000           4,364
                          1991  185,758    30,267          --            5,000             --
Chester Baffa, Vice
 President--              1993  197,447     9,525          --           15,000             --
 OEM Sales                1992  185,761    39,935          --              --            3,559
                          1991  180,540    22,267          --              --              --
Ericson M. Dunstan,       1993  189,580     9,525          --           20,000             --
 Senior Vice President--
  Corporate               1992  167,655    13,975          --              --            4,364
 Engineering              1991  189,580     9,525          --              --              --
Robert J. Ganter,
 Executive Vice           1993  213,245    10,000       21,361             --          107,716
 President--OEM Divi-
  sion(5)                 1992    1,539    50,000          --           12,000             --
                          1991      --        --           --              --              --
Robert G. Wallstrom, Ex-
 ecutive                  1993  192,450     9,525          --           20,000         101,385
 Vice President--Storage
  Systems                 1992  188,096    94,300          --              --            4,364
 Division(6)              1991  182,057    65,267          --              --              --

- --------
(1) Includes amounts contributed by each person named through salary reduction under the Micropolis Corporation Employee Savings and Retirement Plan (the "Section 401(k) Plan").

(2) Amounts represent reimbursement during the fiscal year for the payment of taxes.

(3) Amounts represent the Company's contributions to the Section 401(k) Plan on behalf of each person named. Amount for Mr. Wallstrom represents death benefits received during 1993. Amount for Mr. Ganter represents the aggregate commitment for six months base salary due as of December 31, 1994 pursuant to his severance pay agreement with the Company.

(4) In accordance with the rules of the Securities and Exchange Commission, amounts for the 1991 fiscal year is not required.

(5) Partial year due to Mr. Ganter's resignation in December 1993.

(6) Partial year due to Mr. Wallstrom passing away on October 27, 1993.

  The Company has severance pay agreements with Mr. Kamdar and two other executive officers not named in the table above which provide for payments to such persons in the event their employment is terminated by the Company for reasons other than cause. At December 31, 1993, the aggregate commitment pursuant to the agreement with Mr. Kamdar was approximately $100,000. The commitment to Mr. Kamdar is for six months base salary and performance bonus, the commitment to one other executive officer was for eighteen months base salary and the commitment to the other officer is for six months base salary.

STOCK OPTIONS

  In October 1987, the Board of Directors adopted the Stock Option Plan for Executive and Key Employees of Micropolis Corporation (the "Option Plan"). The Option Plan was approved by stockholders in April 1988. The Option Plan is administered by the Compensation Committee of the Board of Directors of the Company. Under the Option Plan, full-time employees of the Company and of any subsidiary of the Company are eligible to receive grants of non-qualified stock options and incentive stock options (as defined in Section 422 of the Internal Revenue Code (the "Code")).

  The following table sets forth information regarding stock options granted in 1993 to each of the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                   GRANT DATE
                     INDIVIDUAL GRANTS                          PRESENT VALUE(2)
- -------------------------------------------------------------   ----------------
                               % OF TOTAL
                                OPTIONS
               OPTIONS GRANTED GRANTED TO EXERCISE EXPIRATION
    NAME         (SHARES)(1)   EMPLOYEES   PRICE      DATE        5%      10%
    ----       --------------- ---------- -------- ----------   ------- --------
Stuart P. Ma-
 bon.........      50,000(3)      9.1%     $6.625   4/28/98     $91,518 $202,231
Taroon C.
 Kamdar......         --           --         --         --         --       --
Dale J. Bar-
 tos.........         --           --         --         --         --       --
Chester
 Baffa.......      15,000         2.7%     $9.375    1/26/98    $38,852  $85,853
Ericson M.
 Dunstan.....      20,000         3.6%     $6.500    9/16/98    $35,917  $79,366
Robert J.
 Ganter......         --           --         --         --         --       --
Robert G.
 Wallstrom...      20,000         3.6%     $6.625   10/27/94(4) $36,607  $80,893

- --------
(1) The per share exercise price of all options granted is the fair market value of the Company's Common Stock on the date of grant. Options have a term of five years and become exercisable in three to five equal installments, each of which accrues at the end of each year after the grant date except for the fifth installment, which accrues 30 days before the expiration date.
(2) The potential realizable value is calculated from the exercise price per share, assuming the market price of the Company's Common Stock appreciates in value at the stated percentage rate from the date of grant to the expiration date. Actual gains, if any, are dependent on the future market price of the Common Stock.
(3) Subject to stockholder approval.
(4) On September 16, 1993, the Board of Directors accelerated the time of exercisability for all shares outstanding under stock option grants for Mr. Wallstrom so that the shares thereunder would become exercisable in full effective with his death. Mr. Wallstrom passed away on October 27, 1993. Pursuant to the terms of the Stock Option Plan for Executive and Key Employees of Micropolis Corporation, options may be exercised within one year after an optionee's employment is terminated by reason of his death. The option may be exercised by his successors within one year after the optionee's death.

  The following table sets forth information regarding stock option exercises and year-end stock option values for each of the named executive officers for 1993.

  OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT DECEMBER 31, 1993

                                                                             VALUE OF UNEXERCISED
                                                   NUMBER OF UNEXERCISED        'IN-THE-MONEY'
                                                       STOCK OPTIONS           STOCK OPTIONS(1)
                                                 ------------------------- -------------------------
                           SHARES
                          ACQUIRED      VALUE
          NAME           ON EXERCISE REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Stuart P. Mabon.........   50,000     $162,500     50,000       50,000           --       $18,750
Taroon C. Kamdar........      --           --      27,000       33,000           --           --
Dale J. Bartos..........      --           --      24,400       20,600       $40,500      $20,250
Chester Baffa...........      --           --       6,000       17,000       $15,250       $6,750
Ericson M. Dunstan......      --           --      25,000       20,000       $39,375      $10,000
Robert J. Ganter........      --           --      12,000       48,000           --           --
Robert G. Wallstrom.....   40,000     $ 77,500     18,000          --        $50,750          --

- --------
(1) Market value of underlying Common Stock on date of exercise or fiscal year-end, minus the option exercise price. The share price as of December 31, 1993 was $7.

  On February 25, 1993, as an inducement to his employment, the Company loaned Mr. Nigel Macleod, the Vice President of Engineering, $180,000 to facilitate his relocation to Southern California. The loan is free of interest so long as Mr. Macleod is employed by the Company; if and when he is not employed by the Company, interest will accrue at 9% per annum. The loan is secured by Mr. Macleod's home in Southern Califrornia.

                      REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation.

OVERALL POLICY

  The Committee consists entirely of independent, outside directors and is responsible for formulating and implementing corporate policy with respect to executive compensation. Each year the Committee reassesses the Company's executive compensation program. The Committee's annual review process involves determining the base salaries of the Chief Executive Officer ("CEO") and the other executive officers, reviewing and approving performance bonus plans and bonus criteria and reviewing the Company's stock option plan and analyzing grants thereunder.

  In determining the executive compensation package for 1993, the Committee sought to retain the Company's talented and entrepreneurial management by setting base salaries at competitive levels and to motivate executive officers to perform to the full extent of their abilities by creating significant incentive compensation opportunities intended to correlate executive compensation with the Company's achievement of certain performance goals.

  The Company's executive compensation program is comprised of base salary, three types of performance bonuses, stock options and a stock purchase plan. The policies underlying each component of the compensation program are described more fully below. Although the components of executive officer compensation are determined separately, the Committee considers the entire compensation (earned or potentially earned) of each executive officer in setting each component.

  The Company has evaluated current compensation levels and concluded it is unlikely that Section 162(m) of the Code would lead to the loss of deductibility of compensation in future periods.

BASE SALARY

  The Committee determines the base salary of the CEO based on competitive compensation data, overall Company financial and operating performance and the Committee's assessment of the CEO's past performance and its expectation as to his future contributions in leading the Company. The Committee has adopted a similar policy with respect to the other executive officers of the Company. Utilizing salary survey data supplied by outside industry associations and independent survey organizations, the Committee fixes base salaries that are within a range of salaries for positions of similar responsibilities at selected other companies. In addition, the Committee considers factors such as overall Company performance and the individual's past performance and future potential in establishing the base salaries of the other executive officers, as well as the recommendations of the CEO.

BONUS PLANS

  The Committee believes that the CEO and other executive officers' incentive compensation should be influenced by Company financial and operating performance and develops and approves incentive compensation plans which are based upon the achievement of performance goals such as earnings per share
(EPS), sales, gross margins and the market capitalization value of the Company's Common Stock. Incentive compensation plans are also based on the achievement by executive officers and other key employees of individual performance goals, which are typically related to the performance of his or her business group or the area of the Company's business in which he or she is involved.

  Under the Company's Key Person Bonus Plan (the "KPB"), the Committee, in consultation with the CEO, fixes a targeted dollar amount of incentive compensation for the CEO and each other executive officer based upon industry compensation surveys, past performance and estimated future performance. For 1993, the target incentive compensation of the CEO was based principally upon the achievement of a specific EPS target for 1993, which was fixed in December 1992, and also upon overall Company performance in such areas as asset management, accounts receivable, cash flow and inventory turns. For the other executive officers, 50% of the target incentive compensation was based on the achievement of the targeted EPS for 1993. The remaining 50% of the other executive officer incentive compensation under the KPB Plan was linked to specific individual performance objectives. Each individual has several performance objectives. These performance objectives related to such matters as cost of material reduction, inventory management, product quality, accounts receivable, customer service, timeliness of product delivery and new product introduction. In the event that an executive officer did not achieve a specific individual performance objective, a proportionate amount of EPS incentive compensation was lost by that participant. The CEO consults with the Committee as to whether or not each executive officer has achieved his or her individual performance objective or objectives. The Company did not achieve its EPS target in 1993. The CEO did not receive a bonus under the KPB Plan for 1993.

  In December 1989, the Board of Directors authorized a cash incentive compensation plan for the CEO and certain other executive officers of the Company based upon the appreciation in market value of the Company's Common Stock from the $3.50 per share market price as of December 5, 1989 to the average market price during the 30 calendar days preceding the December Board of Directors meeting in each of the years 1990 through 1993. Each participant received a specified number of incentive units (phantom stock). The purpose of the plan was to give participants an additional incentive to maximize stockholder values. Payments made and contemplated to be made to executive officers under this plan are considered by the Committee in determining salaries and other incentive compensation.

  In December 1990, the Committee established a cash incentive compensation plan for four executive officers (excluding the CEO) and certain other key employees involved in the Company's Storage Systems

Division. Payments under this plan are determined by a formula established by the Committee and based upon the sales and gross margins of the Division and the market capitalization of the Company. Each participant in the plan received a certain number of incentive units which are repurchased annually shortly after each December from 1991 through 1993. The purpose of this plan is to provide additional incentives for the development and improvement of this Division, which sells to distributors and value added resellers.

STOCK OPTION PLAN

  Stock options under the Company's Option Plan (approved by stockholders in April 1988) are periodically granted by the Compensation Committee to executive officers and other key employees of the Company to further the growth, development and financial success of the Company. In determining the grants of stock options the Committee reviews with the Chief Executive Officer his recommendations for individual awards, and takes into account the respective scope of responsibility and the anticipated performance requirements and contributions to the Company of each proposed optionee. Stock option awards are also based, among other things, on a review of compensation data from selected other companies as well as the Committee's perception of past and expected future contributions to the Company. All options are granted at the current market price. Since the value of an option bears a direct relationship to the Company's stock price it is an effective incentive for Company management to create value for stockholders. The Committee views stock options, therefore, as an important component of its long-term, performance based compensation philosophy.

STOCK PURCHASE PLAN

  The Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") was adopted by the Board of Directors and approved by stockholders in April 1984. The Stock Purchase Plan is administered by the Board and qualifies as an "employee stock purchase plan" under Section 423 of the Code. All employees and executive officers, including the CEO, are eligible to participate in the Stock Purchase Plan.

  The Stock Purchase Plan is intended to provide Company executives and employees with a favorable means of acquiring Common Stock of the Company through payroll deductions and to provide an incentive for continued employment. In general, the purchase price is 85% of the market price of the stock at either the beginning or the end (whichever is lower) of each plan period.

                                          COMPENSATION COMMITTEE

                                          J. Burgess Jamieson
                                          Theodore J. Smith

                         SHAREHOLDER RETURN PERFORMANCE

  The following graph compares the Company's cumulative stockholder return on its Common Stock (no dividends have been paid thereon) with the return on the common stocks included in The Nasdaq Stock Market (US) and the Nasdaq Computer Manufacturers indexes. The stocks in these groups are weighted by market capitalization and returns thereon include the reinvestment of dividends. The presentation assumes $100 invested on December 30, 1988, the last trading day prior to the end of the Company's 1988 fiscal year.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          AMONG MICROPOLIS CORPORATION, NASDAQ COMPUTER MANUFACTURERS
                       AND THE NASDAQ STOCK MARKET (US)

                        PERFORMANCE GRAPH APPEARS HERE

                                                NASDAQ        THE NASDAQ
Measurement Period           MICROPOLIS        COMPUTER         STOCK
(Fiscal Year Covered)        CORPORATION     MANUFACTURERS    MARKET(US)
- ---------------------        -----------     -------------    ----------
Measurement Pt-12/30/1988    $100            $100             $100
FYE 12/30/1989               $47             $101             $121
FYE 12/30/1990               $119            $108             $103
FYE 12/30/1991               $117            $151             $165
FYE 12/30/1992               $110            $203             $192
FYE 12/30/1993               $95             $192             $219

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Insiders"), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from certain Insiders that no other reports were required, during the fiscal year ended December 31, 1993 all Section 16(a) filing requirements applicable to Insiders were complied with except that one report covering one transaction was filed late by Mr. Mabon.

               PROPOSED AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

  The stockholders of the Company will be asked to approve an amendment to the Stock Purchase Plan. The proposed amendment will increase from 600,000 to 1,400,000 the number of shares authorized for issuance under the Stock Purchase Plan. On December 17, 1993, the Board of Directors adopted, subject to the approval by the stockholders at the April 27, 1994 Annual Meeting, the proposed amendment.

  The principal features of the Stock Purchase Plan are summarized below, but the summary is qualified in its entirety by reference to the Stock Purchase Plan itself. Copies of the Stock Purchase Plan will be available at the Annual Meeting and can also be obtained by making written request of the Company's Secretary.

  All full time employees of the Company as of January 1 are eligible to participate in the Stock Purchase Plan on May 1. New employees as of any July 1 are eligible to participate on the following November 1. Eligible employees purchase shares of Common Stock of the Company through regular payroll deductions in an amount up to but not exceeding 10% of their compensation for each pay period. Compensation for purposes of the Stock Purchase Plan includes shift differential, lead bonus and overtime payments but excludes commissions, incentive compensation, bonuses and other special payments.

  Options are granted on the first day of the Plan Year, May 1, and to employees hired between January 1 and July 1, on November 1 of each Plan Year (the date of grant). Options expire on April 30, the last day of the Plan Year (the date of exercise). Stock is purchased through a participant's payroll deductions at a price which is 85% of the fair market value of the Common Stock on the date of grant or the date of exercise, whichever is lesser. The option is automatically exercised on each date of exercise unless an employee notifies the Company prior to such day that he wished to withdraw from the Plan and have his payroll deductions returned to him in cash.

  No options may be granted under the Stock Purchase Plan to an employee who immediately after the granting of an option would own stock of the Company possessing more than 5% of the total combined voting power of all classes of stock of the Company or of a subsidiary. In addition, no option may be granted which permits an employee's rights to purchase stock of the Company under all qualified employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined as of the date of grant of such option) for each calendar year such option is outstanding.

  An employee's participation in the Stock Purchase Plan is terminated when he
(a) voluntarily withdraws from the Plan, (b) resigns or is discharged, or (c) dies, and the amount of his compensation withheld shall be returned to him (or to his estate). An employee who terminates his employment due to disability or who retires may exercise his options as of the end of the month following his disability or retirement, or may request that all compensation withheld be returned to him.

  If the Company is merged into or acquired by another company, the date of exercise for outstanding options shall be the business day immediately preceding the effective date of the merger or acquisition unless the Board of Directors provides for the assumption or substitution of options.

  The Stock Purchase Plan is administered by the Board of Directors and costs of administration are paid by the Company.

FEDERAL TAX ASPECTS OF THE STOCK PURCHASE PLAN

  The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

  If an option is granted to an employee under the Stock Purchase Plan, no taxable income will result to such employee on the date the option is granted or on the date the option is exercised. If the employee does not dispose of any stock he acquires under the Stock Purchase Plan within one year after the date of transfer of the shares to him, or within two years after the date the underlying option was granted (the "Holding Periods"), he will be taxed in the year he disposes of the shares as follows:

    (a) the lesser of:

      (i) the excess of the fair market value of the shares on the date they are disposed of over the option price, or

      (ii) the excess of the fair market value of the shares on the date the option was granted over the option price will constitute ordinary income; and

    (b) any further gain he realizes on the disposition of the shares (after increasing his basis for the shares by the amount of ordinary income realized) will be taxed as long-term capital gain.

  If the employee disposes of the stock before the expiration of the Holding Periods (i.e., if he makes a "disqualifying disposition"), he will realize ordinary income, reportable for the year of the disposition of the stock, to the extent of the excess of the fair market value of the stock on the date the option was exercised over the option price. Any additional gain realized will be taxable as capital gain. If the employee realizes ordinary income as a result of such disqualifying disposition, such amount will be deductible by the Company for federal income tax purposes provided such amount constitutes a reasonable and necessary business expense and subject to Section 162(m) of the Code which limits the deductibility of compensation in excess of $1,000,000.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting of Stockholders is required to approve the adoption of this amendment. The Board of Directors has adopted the amendment and recommends a vote FOR approval of the amendment to the Stock Purchase Plan which increases the number of shares authorized for issuance under the Stock Purchase Plan from 600,000 to 1,400,000.

                     APPROVAL OF GRANT OF OPTIONS TO THREE
                       DIRECTORS UNDER THE DIRECTORS PLAN

  The Directors Plan was adopted by the Board of Directors in October 1987 and approved by the stockholders in April 1988. A maximum of 300,000 of Common Stock shares may be issued upon exercise of options under the Directors Plan, subject to the approval by the stockholders of an amendment to the Directors Plan set forth on page 13.

APPROVAL OF THE GRANT OF OPTIONS UNDER THE DIRECTORS PLAN

  The stockholders of the Company will be asked to approve the grant of additional nonqualified stock options to directors under the Directors Plan. On April 28, 1993, the Board granted (subject to stockholder approval) options to purchase 50,000, 20,000 and 20,000 shares of the Company's Common Stock at $6.625 per share, the market price of the Company's Common Stock on April 28, 1993, to Mr. Mabon, Mr. Jamieson and Mr. Smith, respectively. As of March 18, 1994, the market value of the Company's Common Stock as reported by the NASDAQ National Market System was $8 per share. These options expire five years from the date of grant and become exercisable in three cumulative installments commencing upon the first anniversary of the date of grant. If not approved by the stockholders, the options will become null and void.

OPTIONS OUTSTANDING UNDER THE DIRECTORS PLAN

  At January 31, 1994, there were options outstanding to purchase an aggregate of 95,000 shares of Common Stock and there were 90,000 shares available for future issuance under the Directors Plan. In addition, there are options for 90,000 shares which are subject to stockholder approval as discussed above. The market value of the shares of Common Stock represented by options outstanding under the Directors Plan was $1,110,000 as of January 31, 1994.

  Pursuant to the Directors Plan as presently in effect, all option grants are subject to the approval of such grants by the stockholders of the Company. Options may be granted prior to such stockholder approval, provided, however, that such options shall not be exercisable prior to the receipt of stockholder approval. If such approval has not been obtained at the end of 12 months from the date of grant, such options become null and void. Aso, pursuant to the Directors Plan as presently in effect, all directors of the Company are eligible for option grants under the Directors Plan. There features of the Directors Plan are being separately proposed to be amended, as discussed below at page 14.

  Generally, options which are exercisable upon a termination of a director's directorship with the Company expire three months following such termination. Options may, however, be exercised within one year by the executors or administrators of the director's estate or his successors by will or the laws of descent and distribution in the event the director's directorship is terminated by reason of his death or if the director dies within the three-month period following termination of his directorship.

  The exercise prices of options are fixed by the Board of Directors, but may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. To exercise an option, the director must deliver to the Company a written notice of exercise and full payment in cash of the exercise price for the shares as to which the option is being exercised.

FEDERAL INCOME TAX CONSEQUENCES

  The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

  For Federal income tax purposes, the recipient of non-qualified stock options granted under the Directors Plan will not realize taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of non-qualified stock options the optionee will realize ordinary income, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. The Company will be required to withhold taxes on the ordinary income realized by an optionee upon exercise of non-qualified stock options in order to be entitled to the tax deduction. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting of Stockholders is required to approve the aforementioned grants of stock options under the Directors Plan. Your Board of Directors recommends a vote FOR approval of such grants.

                PROPOSED AMENDMENT TO THE STOCK OPTION PLAN FOR
                      DIRECTORS OF MICROPOLIS CORPORATION

  The stockholders of the Company will be asked to approve an amendment to the Directors Plan. The Directors Plan was adopted by the Board of Directors in October 1987 and approved by the stockholders in April 1988. The proposed amendment will increase from 200,000 to 300,000 the number of shares authorized for issuance on exercise of options under the Directors Plan and provide for the automatic granting of future options under the Directors Plan, upon the terms and conditions set forth in the Directors Plan. On September 16, 1993, the Board of Directors adopted, subject to approval by the stockholders at the April 27, 1994 Annual Meeting, the proposed amendment.

  The principal features of the Directors Plan are summarized under "Approval of Grant of Options to Three Directors under the Directors Plan" on page 11. Copies of the Directors Plan will be available at the Annual Meeting and can also be obtained by making written request of the Company's Secretary.

PARTICIPATION IN THE DIRECTORS PLAN

  It is proposed that the Directors Plan be amended so that each Director of the Company, who is not an employee of the Company or of any affiliate of the Company and who is reelected or continuing as a Director, automatically shall be granted an option to purchase 5,000 shares of the Company's Common Stock at the close of business on the date of each annual meeting of the stockholders of the Company, subject to approval of this amendment by the stockholders at the April 27, 1994 Annual Meeting. In addition, subject to such stockholder approval, it is further proposed that when a person is initially elected to the Board, at an annual meeting of stockholders or at any other time, each such new Director who is not an employee of the Company or of any affiliate of the Company automatically shall be granted an option to purchase 20,000 shares of the Company's Common Stock at the close of business on the date of his or her election to the Board. If these amendments are approved by the stockholders, further stockholder action would not be required with respect to such automatic option grants in the future.

  The exercise prices of options automatically granted would be equal to 100% of the fair market value of the Company's Common Stock on the date of grant. To exercise an option, the directors must deliver to the Company a written notice of exercise and full payment in cash of the exercise price for the shares as to which the option is being exercised.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The affirmative vote of a majority of the shares present or represented and entitled to vote on this amendment at the Annual Meeting of Stockholders is required to approve the adoption of this amendment. The Board of Directors has adopted the amendment and recommends a vote FOR approval of the amendment to the Directors Plan which increases the number of shares authorized for issuance upon exercise of options granted under the Directors Plan from 200,000 to 300,000 and provides for the automatic granting of future options under the Directors Plan, upon the terms and conditions set forth in the Directors Plan.

 PROPOSED AMENDMENT TO THE STOCK OPTION PLAN FOR EXECUTIVE AND KEY EMPLOYEES OF
                          MICROPOLIS CORPORATION

  The stockholders of the Company will be asked to approve an amendment to the Option Plan. The Option Plan was adopted by the Board of Directors in October 1987 and approved by the stockholders in April 1988. The proposed amendment will increase from 2,000,000 to 2,400,000 the number of shares authorized for issuance on exercise of options under the Option Plan and will make directors who are employees of the Company eligible to receive options under this plan. The terms of the proposed amendment were approved by the Board of Directors at meetings of the Board on February 16, 1994 and September 16, 1993.

  The principal features of the Option Plan are summarized below, but the summary is qualified in its entirety by reference to the Option Plan itself. Copies of the Option Plan will be available at the Annual Meeting and can also be obtained by making written request of the Company's Secretary.

GENERAL

  The Option Plan authorizes the granting of "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options. The Option Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not a qualified plan under Section 401(a) of the Code. Proceeds received by the Company from the sale of the Company's Common Stock pursuant to the exercise of options will be used for general corporate purposes. The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to certain key employees of the Company or any parent or subsidiary of the Company which now exists or hereafter is organized or acquired by or acquires the Company, and to promote the success of the Company.

  Options granted under the Option Plan are evidenced by written Stock Option Agreements between the optionee and the Company. Each person receiving an option under the Option Plan is required by the terms of the Option Plan (as consideration for the option and as an inducement to the Company to grant the option) to agree in writing that he will remain in the employ of the Company or one of its subsidiaries for a period of at least one year following the date the option is granted, without, however, obligating the Company or its subsidiaries to continue the employment relationship with the optionee during such period. Stock Option Agreements evidencing options granted under the Option Plan must be consistent with the Option Plan but need not contain identical provisions.

SHARES SUBJECT TO THE OPTION PLAN

  A maximum of 2,400,000 shares of the Company's Common Stock may be issued upon exercise of options granted under the Option Plan, subject to the approval of the amendment to the Option Plan by the stockholders. Subject to such overall limitation, there is no restriction as to the maximum number of options that may be granted to any optionee or as to the maximum number of shares which may be issued to any optionee, except that the aggregate fair market value of the stock (determined as of the date of grant) with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year (under the Option Plan and all other incentive stock option plans of the Company and its subsidiaries) shall not exceed $100,000. The Option Plan provides for appropriate adjustments in the number and kind of shares subject to the Option Plan and to outstanding options in the event of a stock split, stock dividend or certain other similar changes in the Company's Common Stock and in the event of a merger, consolidation or certain other types of recapitalizations.

  As a condition to the grant of an option, an optionee may be required to surrender for cancellation some or all of the unexercised options previously granted to him under the Option Plan. Options conditioned upon such surrender may have a lower or higher option price than the option price of the surrendered option, may cover the same (or a lesser or greater) number of shares as the surrendered option and may contain such other terms as may be determined without regard to the terms of the surrendered option.

  In the event options granted under the Option Plan expire or terminate, the unpurchased shares of Common Stock covered thereby will become available for the grant of additional options.

PARTICIPATION IN THE OPTION PLAN

  Any executive or other key employee of the Company and of any subsidiary of the Company (a total of approximately 450 employees) is eligible for participation in the Option Plan, including, subject to the approval of the amendment to the Option Plan by the stockholders, any employee who is a director of the Company. No option may be granted to any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries.

ADMINISTRATION OF THE OPTION PLAN

  The Option Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Committee is authorized to determine which individuals are executive or key employees, to select from among such individuals the persons to whom options should be granted, to determine the number of shares to be subject to such options, to designate whether options should be incentive or non-qualified stock options and to establish the terms and conditions of such options consistent with the Option Plan. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Option Plan and to interpret the terms of options. The costs of administering the Option Plan are paid by the Company.

EXERCISE OF OPTIONS

  Options under the Option Plan are exercisable in installments in such amounts (which may be cumulative) as the Committee shall provide in the terms of each Stock Option Agreement. Subject to the following, the expiration date, maximum number of shares purchasable, the conditions to exercise and the other provisions of individual Stock Option Agreements are established by the Committee at the time of grant. Option terms may not exceed ten years. No option may be exercised in whole or in part during the first six months after such option is granted. No portion of an option which is unexercisable upon the termination of employment of the optionee for any reason shall thereafter become exercisable.

  Generally, options which are exercisable upon a termination of an optionee's employment with the Company or its subsidiaries expire 30 days following such termination. However, options may be exercised within one year after an optionee becomes permanently and totally disabled and, in the event optionee's employment is terminated by reason of his death or in the event the optionee dies within 30 days following his termination, the option may be exercised within one year after death by the executors or administrators of the optionee's estate or his successors by will or the laws of descent and distribution.

  The exercise prices of options are fixed by the Committee, but may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. To exercise an option, the optionee must deliver to the Company a written notice of exercise and full payment in cash of the exercise price for the shares as to which the option is being exercised.

ASSIGNMENT

  No option granted under the Option Plan may be assigned or transferred by the optionee except upon death. During the lifetime of the optionee, the option may only be exercised by him.

MERGER OR CONSOLIDATION

  In its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Stock Option Agreement that such option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another person or entity of all or substantially all of the Company's assets or 80% or more of its outstanding voting stock, or the dissolution or liquidation of the Company. The Committee may also provide (subject to certain limitations relating to incentive stock options under the Code as discussed above) either by the terms of a Stock Option Agreement or by resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period prior to such event, such option shall be exercisable as to all shares covered thereby.

TERM OF OPTION PLAN AND AMENDMENTS

  The Option Plan expires on October 28, 1997 unless sooner terminated by the Board of Directors. The Board may at any time amend or otherwise modify, suspend or terminate the Option Plan, except that any amendment which would (i) increase the number of shares for which options may be granted (except pursuant to adjustments provided for in the Option Plan); (ii) change the standards for eligibility for participants; (iii) reduce the minimum price for which options may be granted; or (iv) extend the period during which the Option Plan is in effect, must be approved by the stockholders.

OPTIONS OUTSTANDING UNDER THE OPTION PLAN

  As of January 31, 1994 (subject to the approval of the amendment to the Option Plan by the stockholders), there were options outstanding to purchase an aggregate of 1,130,350 shares of Common Stock and there were 709,501 shares available for future grant under the Option Plan. The market value of the shares of Common Stock represented by options outstanding under the Option Plan was $6,782,100 as of January 31, 1994. No options may be granted under the Option Plan to purchase in excess of 2,000,000 shares of Common Stock unless the stockholders of the Company approve the amendment to the Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

  The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

  Non-Qualified Stock Options. For Federal income tax purposes, the recipient of non-qualified stock options granted under the Option Plan will not realize taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of non-qualified stock options the optionee will realize ordinary income and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. The Company will be required to withhold taxes on the ordinary income realized by an optionee upon exercise of non-qualified stock options in order to be entitled to the tax deduction. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option.

  Incentive Stock Options. There is no taxable income to an employee when an incentive stock option is granted to him or when that option is exercised; however, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be included in the optionee's alternative minimum taxable income upon exercise unless the stock acquired is not transferable or is subject to a substantial risk of forfeiture, in which case no amount is included in alternative minimum taxable income until the stock is transferable or there is no longer a substantial risk of forfeiture. If stock received on exercise of an incentive stock option is disposed of in the same year the option was exercised, and the amount realized is less than the stock's fair market value at the time of exercise, the amount includible in alternative minimum taxable income does not exceed the amount realized on the sale or exchange of the stock, less the taxpayer's basis in such stock. Gain realized by an optionee upon sale of stock issued on exercise of an incentive stock option is taxable as long-term capital gain, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction to the extent the employee must recognize ordinary income.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The affirmative vote of a majority of the shares present or represented and entitled to vote on this amendment at the Annual Meeting of Stockholders is required to approve the adoption of this amendment. The Board of Directors has adopted the amendment and recommends a vote FOR approval of the amendment to the Option Plan which increases the number of shares authorized for issuance upon exercise of options granted under the Option Plan from 2,000,000 to 2,400,000 and makes directors who are employees of the Company eligible to receive options under this plan.

                                    GENERAL

INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young to serve as the Company's independent accountants for the 1994 fiscal year. One or more representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

STOCKHOLDER PROPOSALS

  Stockholder proposals for presentation at the annual meeting to be held in 1995 must be received at the Company's principal executive offices on or before December 15, 1994.

ANNUAL REPORT

  The Company's Annual Report to Stockholders containing audited financial statements for the year ended December 31, 1993 is being mailed to all stockholders of record with these proxy materials.

  ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARDS IN THE ENCLOSED ENVELOPE.

                                        ERICSON M. DUNSTAN
                                        Secretary
DATED: March 30, 1994

                                                                PRELIMINARY COPY

- --------------------------------------------------------------------------------
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             MICROPOLIS CORPORATION
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, APRIL 27, 1994
  The undersigned, a stockholder of Micropolis Corporation, a Delaware corporation, hereby appoints Stuart P. Mabon and Dale J. Bartos and each of them, each having full power of substitution to vote the shares of stock of Micropolis Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of said Corporation to be held at Micropolis Corporation, 21329 Nordhoff Street, Chatsworth,
California, on Wednesday, April 27, 1994, at 10:00 A.M. and at any adjournment thereof.

1. Election of Directors:
   FOR [_] Authority to vote for          WITHHOLD [_] Authority to vote for
           the election of all                         all nominees listed
           nominees listed below.                      below.

  (Except as marked to the contrary below)

  Stuart P. Mabon, Ericson M. Dunstan, J. Burgess Jamieson, Theodore J. Smith

  (Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

  -----------------------------------------------------------------------------
2. Proposed amendment to the Micropolis Corporation Employee Stock Purchase
   Plan.

   FOR [_]  AGAINST [_]  ABSTAIN [_]

3. Approval of stock options granted under the Stock Option Plan for Directors of Micropolis Corporation.

   FOR [_]  AGAINST [_]  ABSTAIN [_]

4. Proposed amendment to the Stock Option Plan for Directors of Micropolis Corporation.

   FOR [_]  AGAINST [_]  ABSTAIN [_]

5. Proposed amendment to the Stock Option Plan for Executive and Key Employees of Micropolis Corporation to increase the number of shares of Common Stock authorized, and to make directors who are employees of the Company eligible to receive options under this plan.

   FOR [_]  AGAINST [_]  ABSTAIN [_]

                   (continued and to be signed on other side)
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT RECOMMENDS A
  VOTE FOR THE ELECTION OF THE ABOVE DIRECTORS AND FOR APPROVAL OF THE ABOVE PROPOSALS AND IF NOT OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED
  ACCORDINGLY.

              --------------          ------------------
               Proxy Number            Number of Shares

                                            Dated: ......................, 1994

                                            -----------------------------------

                                            -----------------------------------
                                             (Signature(s) of Stockholder(s))

                                            (NOTE--Please sign exactly as your
                                            name or names appear on the label.
                                            If more than one name appears, all
                                            persons so designated should sign.
                                            When signing in a representative
                                            capacity, please give your full
                                            title.)

                                            [_] I plan to attend the meeting.

 Please return promptly in the enclosed envelope, which requires no postage if mailed in the U.S.A.

                        DO NOT FOLD, STAPLE OR MUTILATE
- -------------------------------------------------------------------------------